Exhibit 17

              BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA


IN THE MATTER OF THE APPLICATION       )
OF PUBLIC SERVICE COMPANY OF           )
OKLAHOMA ("PSO") FOR AUTHORITY TO      )   CAUSE NO. PUD 970
ISSUE JUNIOR SUBORDINATED DEBENTURES   )
AND/OR PREFERRED SECURITIES            )
AND GUARANTEES.                        )


                       APPLICATION FOR CERTIFICATE OF AUTHORITY
                       ----------------------------------------


    1.   APPLICANT:     Public Service Company of Oklahoma
         ---------      P. O. Box 201
                        Tulsa, Oklahoma  74103

    2.   ALLEGATIONS OF FACT:
         -------------------

    (a) Applicant is a corporation organized under the laws of the State of Oklahoma and is a public utility as defined by 17 O.S. Section 181(1). PSO owns and operates properties and facilities which are used for supplying electric power in the State of Oklahoma.

    (b) PSO proposes to issue up to $77,500,000 of Junior Subordinated Debentures and/or up $75,000,000 of Preferred Securities similar to tax deductible preferred securities currently in the marketplace for the purpose of retiring outstanding first mortgage bonds, for the purpose of retiring or replacing outstanding preferred stock, or any combination thereof, for the payment of outstanding short-term borrowings and for other general corporate purposes. If Preferred Securities are issued, PSO proposes to issue and sell such preferred securities from time to time in one or more series, directly, or indirectly through a special purpose financing subsidiary or affiliate of PSO established for that purpose. PSO also proposes to issue Guarantees of the payment of dividends and other matters related to the Preferred Securities. Each series of Junior Subordinated Debentures and Preferred Securities will mature in not more than 49 years.

    (c) The issuance and sale of the Junior Subordinated Debentures and/or Preferred Securities may be made at any time or from time to time in one or more series.

    (d) The most recent "Balance Sheet" as required by 17 O.S. Section 185(4) is attached hereto as Exhibit "A".

    (e) The Form U-1 Application - Declaration filed at the Securities and Exchange Commission is being provided to Ms. Maribeth Snapp, Deputy General Counsel, with the filing of this Application.

    (f) PSO states that the granting of the Certificate of Authority will be in the public interest, as the issuance of such Preferred Securities and/or Junior Subordinated Debentures will allow PSO to lower its financing costs to the benefit of PSO's investors and electric utility customers. PSO is not requesting that this Commission make a determination as to the appropriate- ness of any action taken by the Board of Directors of Public Service Company of Oklahoma pursuant to the authority granted by this Application.


    3.   LEGAL AUTHORITY:
         ---------------
    17 O.S. Section 181 et. seq.

    4.   RELIEF SOUGHT:
         -------------

    Public Service Company of Oklahoma respectfully requests this Commission issue a Certificate of Authority as provided by 17 O.S. Section 185(2), authorizing the issuance or sale of Junior Subordinated Debentures and/or Preferred Securities as requested herein.

                                  Respectfully submitted,

                                  WHITE, COFFEY, GALT & FITE, P.C.


                                  -------------------------------
                                  Jack P. Fite, OBA #2949
                                  Jay M. Galt, OBA #3220
                                  6520 N. Western, Suite 300
                                  Oklahoma City, Oklahoma  73116
                                  (405) 842-7545

                                  ATTORNEYS FOR PUBLIC SERVICE
                                  COMPANY OF OKLAHOMA



STATE OF OKLAHOMA  )
                   )   ss.
COUNTY OF TULSA    )

    William R. McKamey, being General Manager, Public Service Company of Oklahoma, of lawful age, being first duly sworn, states that she/he has read the foregoing Application for Certificate of Authority and knows the contents thereof and the matters and things set forth are true and correct to the best of her/his knowledge and belief.

                                  /s/ William R. McKamey
                                  Public Service Company of Oklahoma



    SUBSCRIBED AND SWORN TO before me this 18th day of February, 1997.

                                  /s/ Lina P. Holm
                                  Notary Public
My Commission Expires:

January 28, 1997